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                                                                      EXHIBIT A
                                                 90 Middlefield Road, Suite 200
                                                           Menlo Park, CA 94025
                                                                   415/329-9030


August 31, 1987



Mr. Roger Sippl
President
Informix Software, Inc.
4100 Bohannon Drive
Menlo Park, CA 94025

Gentlemen:

This letter shall serve as a side agreement to that certain Lease dated as of day of September, 1987 between Menlo Oaks Partners L.P. ("Landlord") and Informix Software, Inc. ("Tenant") for the Premises known as 4300 Bohannon Drive and constitutes additional covenants and agreements thereto, with the covenants and agreements set forth herein to prevail in the event of any conflict between the covenants and agreements contained herein and those in the Lease.

The monthly Base Rent described in Section 4.1 of the Lease ($94,694.60) is determined by multiplying the total rentable square footage of the Premises (62,920 s.f.) by the monthly rental rate ($1,505 per s.f. per month).

Tenant shall commence with the prorata payment of Base Rent on the intial 31,460 rentable square feet occupied by Tenant on the date which is seven (7) months from the date of commencement of the term of the Lease. Tenant shall commence with the prorata payment of Base Rent on the remainder of the Premises, or a portion thereof, on the earlier of (a) the date Tenant occupies the remainder of the Premises, or said portion thereof, or (b) November 1, 1988; provided, however, if Tenant has provided Landlord with the one hundred twenty (120) day prior written notice pursuant to Article 2.2 of the 4300 Bohannon Lease, on or before July 1, 1988 and the Improvements are not Ready for Occupancy on or before November 1, 1988 due to a delay caused by Landlord, then the prorata payment of Base Rent shall commence on the earliest of the following dates: (i) the date on which the Improvements are Ready for Occupancy, as set forth in
Article 2.5; or (ii) the date on which the Improvements would have beeen ready for Occupancy had there been no delay due to changes in Plans requested by Tenant, if any; or (iii) the date on which Tenant actually commences to do business on the Premises with Landlord's written consent.

Tenant shall commence with the prorata payment of Occupancy Expenses as set forth in Section 7 of the Lease on the initial 31,460 rentable square feet on the commencement of the term of the Lease. Tenant shall commence with the prorata payment of Occupancy Expenses on the remainder of the Premises, or a portion thereof, on the EARLIER of (a) the date Tenant occupies the remainder of the Premises, or said portion thereof, or (b)

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November 1, 1988; provided, however, if Tenant has provided Landlord with the one hundred twenty (120) day prior written notice, pursuant to Article 2.2 of the 4300 Bohannon Lease, on or before July 1, 1988 and the Improvements are not Ready for occupancy on or before November 1, 1988 due to a delay caused by Landlord, then the prorata payment of Occupancy Expenses shall commence on the earliest of the following dates: (i) the date on which the Improvements are Ready for Occupancy, as set forth in Article 2.5; or (ii) the date on which the Improvements would have beeen ready for Occupancy had there been no delay due to changes in Plans requested by Tenant, if any; or (iii) the date on which Tenant actually commences to do business on the Premises with Landlord's written consent.

With respect to subparagraph (a) of the two preceeding paragraphs, it is understood that Tenant shall pay Base Rent and Occupancy Expenses on the portion of the remainder of the Premises to which Tenant has taken occupancy. With respect to subparagraph (b), Tenant shall commence with the payment of Base Rent and Occupancy Expenses on all of the remainder of the Premises whether or when Tenant has taken occupancy of all or a portion of the remainder of the Premises.

Upon the sooner of: (i) November 1, 1988, subject to delay caused by Landlord as described above; or (ii) commencement of Base Rent for the entire Premises described in the Lease, this side letter shall expire and be of no further force and effect.

Very truly yours,

"Landlord"                               "Tenant"

Menlo Oaks Partners L.P.                 Informix Software, Inc.,
                                         a California corporation

By:  AM Limited Partners                 By: /s/ Roger Sippl
Its: General Partner                     Its: President

By:  Amarok Menlo, Inc.                  By:__________________________
Its: General Partner                     Its:_________________________

By:  /s/ Signature Illegible
Its: Vice President


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                                     EXHIBIT I
                                     ---------

                                     GUARANTEE
                                     ---------


     WHEREAS, Menlo Oaks Partners L.P., a Delaware limited partnership, ____________________ ("Landlord") has entered into a lease ("Lease") with Informix Software, Inc., a California corporation ("Tenant") dated as of Illegible, 1987, demising certain improvements to real property located in the City of Menlo Park, County of San Mateo, State of California, more particularly described in the Lease.

     WHEREAS, Landlord has requested Informix Corporation, a Delaware _______________ ("Guarantor") guarantee to Landlord the punctual performance and observance of all of Tenant's obligations under the Lease as herein provided.

     NOW, THEREFORE, for good and valuable consideration, the receipt whereof is hereby acknowledged, and as a material inducement to and in consideration, of Landlord entering into the Lease with Tenant, Guarantor hereby convenants and agrees with Landlord as follows:

     1.   Guarantor hereby guarantees unto Landlord:

          a. The punctual and full payment as they accrue and become due of all rents of every kind, additional rents and all other charges to be paid by Tenant under the Lease, as it may be amended from time to time with or without notice of Guarantor, and

          b. The punctual and full performance and observation of all other Tenant obligations contained in the Lease, as it may be amended from time to time, with or without notice to Guarantor.

     2. Guarantor hereby requests notice of default in the punctual and full payment of said rents, additional rents and other charges and of default in the punctual and full performance of said Tenant obligations, such notice to be given in writing at the same time that any notice of default is given to Tenant under the Lease. Guarantor convenants and agrees that it shall not be released from the obligations of this Guarantee, nor shall said obligations be diminished or otherwise affected by:

          a. Any extension of time or other indulgence granted of Tenant or by any waiver with respect to the payment of rents, additional rents and other charges to be paid by Tenant or with respect to the performance and observance of any other Tenant obligations under the Lease;

          b. Any assignment of the Lease or any subletting of all or any portion of the premises;*

          c. The acceptance by Landlord of any security for the punctual and full payment of said rents or the punctual and full performance and observance of said Tenant obligations, of the release, surrender, substitution or omission to set, by Landlord with respect to any such security;

          d.   Any amendment or modification of the Lease;

          e.   Any other set or omission to set by Landlord; or

          f. Any other matter whatsoever whereby Guarantor would of might be released, it being the intend hereof that Guarantor shall at all times be and remain liable to landlord to the same extent as if it were jointly and severally liable with

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Tenant to Landlord for the performance of all the terms, conditions and provisions of the Lease.

     3. This Guarantee shall extent to each and every payment to be made and other obligation or condition to be performed or observed under the Lease by Tenant. Successive demands may be made upon, and successive actions for the enforcement of such demands may be brought against Guarantor upon successive defaults in the making of particular payments and the performance and observance of particular obligations or conditions under the Lease, and the enforcement of this Guarantee against Guarantor with respect to any particular payment or obligations or conditions under the Lease shall not operate to exhaust this Guarantee or as a waiver of the right to proceed under this Guarantee with respect to any future default or defaults.

     4. Guarantor further waives any right which it would or might have at law, in equity or by statute to require that Landlord, before enforcing the obligations of Guarantor hereunder, pursue or otherwise avail itself of any rights or remedies which it would or might have against Tenant or against any security given to Landlord by reason of any failure punctually to pay rents, additional rents and other

                                         1.

* except for an assignment approved by Landlord provided that Tenant pays all costs actually incurred as a result of such assignment, including but not limited to real estate brokerage commissions or finder's fees, and provided further that Landlord thereafter receives one hundred percent (100%) of the rent payable under such assignment.

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charges to be paid under the Lease or punctually to perform and to serve all other obligations or conditions to be performed and observed under the Lease by Tenant.

     5. Guarantor further waives notice of acceptance of this Guarantee by Landlord and diligence on Landlord's part in the enforcement of the obligations of Guarantor hereunder.

     6. Guarantor agrees that this Guarantee shall be construed as an absolute, unconditional, continuing and unlimited obligation of Guarantor without regard to the regularity, validity or enforceability of any liability or obligation hereby guaranteed. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall in no way be released, diminished or otherwise affected by reason of any voluntary or involuntary proceeding by or against Tenant in bankruptcy or for an arrangement or reorganization or for any other relief under any provision of the Bankruptcy Act as from time to time in effect.

     7. Guarantor further agrees that if any of its obligations hereunder shall be held to be unenforceable, the remainder of this Guarantee and its application of all obligations other than those with respect to which it is held unenforceable shall not be affected thereby and shall remain in full force and effect.

     8. Guarantor agrees that any notice or demand upon it shall be deemed to be sufficiently given or served if in writing and mailed by certified mail addressed to Guarantor at:

                       Informix Corporation

                       4100 Bohannon Drive

                       Menlo Park, CA 94025

     9. This Guarantee shall continue for the term of the Lease and any extension thereof.

     10. The terms of this Guarantee and the Lease shall be governed by and construed according to the law of the State of California.

     11. All of the provisions hereof shall inure to the benefit of Landlord and its successors and assigns and be binding upon Guarantor and its successors and assigns.

     IN WITNESS WHEREOF, Guarantor has executed this Guarantee the 4th day of September, 1987, with the intent to be legally bound thereby.

                                   "Guarantor"

                                   Informix Corporation, a

                                   Delaware corporation

                                   By /s/ Authorized Signature

                                   Its President